BOK FINANCIAL CORPORATION
Exhibit 10.4.1(a)

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made, effective this 17th day of November, 1997 among Bank of Oklahoma, National Association (the "Bank"), BOK Financial Corporation ("BOKF"), and V. Burns Hargis an individual residing in Oklahoma City, Oklahoma (the "Executive").

     The Bank, BOKF, and Executive, in consideration of the promises and covenants set forth herein (the receipt and adequacy of which is hereby acknowledged) and intending to be legally bound hereby, agree as follows:

     5(1) Purpose of This Agreement. The purpose of this agreement is as follows:

          (a) The Bank is a national association engaged in the banking business in State of Oklahoma.

          (b) Executive is currently engaged in the practice of law as a stockholder in the Oklahoma City law firm of McAfee & Taft, A Professional Corporation. Executive currently serves as a member of the Board of Directors of the Bank and of BOKF.

          (c) The purpose of this Agreement is to set forth the terms and conditions on which the Bank shall employ Executive.

      (2) Employment. The Bank hereby employs the Executive, and the Executive hereby agrees to accept employment with the Bank, on the following terms and conditions:

          (a) BOKF shall cause Executive to be elected, and Executive shall serve as, Vice Chairman of the Bank, subject to the direction of the Chief Executive Officer of the Bank.

          (b) Executive shall devote his full time, attention and efforts, exclusively on behalf of the Bank except as otherwise expressly provided in this Agreement.

          (c) Executive shall devote all time and attention reasonably necessary to the affairs of the Bank and shall serve the Bank diligently, loyally, without any conflict of interest, and to the best of his ability.

          (e) Executive shall perform such duties as may be assigned to him from time to time by the Chief Executive Officer of the Bank and shall serve in such positions as an officer and/or director of BOKF or any of its affiliates as the Chief Executive Officer of BOKF shall may direct; provided, however, Executive's residence and place of work shall remain in Oklahoma City, Oklahoma.

          (f)  Notwithstanding anything herein to the contrary:

               (i)  Executive  shall  not  be  precluded  from  engaging  in any
                    charitable,   civic,  political  or  community  activity  or
                    membership in any professional organization;

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               (ii) Bank consents to Executive appearing on the television show,
                    Flashpoint, currently airing on KFOR, Oklahoma City, and KTUL, Tulsa, or a similar production in content and length during the term of this contract and to retain the revenues resulting therefrom for his own account.

               (iii)Subject to the condition respecting  compensation  hereafter set forth, Executive may serve as a member of the Board of Directors of other corporations with the prior approval of the Bank (which approval shall not be unreasonably withheld).

      (3) Compensation. As the sole, full and complete compensation to the Executive for the performance of all duties of Executive under this Agreement and for all services rendered by Executive to the Bank or to any affiliate of the Bank:

          (a) The Bank shall pay to Executive the sum of Two Hundred and Twenty-Five Thousand dollars ($225,000) per year payable in installments in arrears, less usual and customary payroll deductions for FICA, federal and state withholding, and the like, at the times and in the manner in accordance with the usual and customary payroll policies generally in effect from time to time at the Bank ("Annual Salary"). The Annual Salary shall be increased effective as of each anniversary date to an amount at least equal to (i) $225,000 times (ii) 1.03 to the Nth power where N equals the number of agreement years the Agreement has been in effect as of the anniversary date, if the Annual Salary is otherwise less than such amount. For example and by way of illustration, at the second anniversary date, the Annual Salary would be increased so that the Annual Salary was at least equal to $225,000 times 1.0609 or $238,702.50, if the Annual Salary would otherwise be less than $238,500. As hereafter used in this Agreement, Annual Salary shall mean the Annual Salary as increased the Bank from time to time.

          (b) The Bank shall pay and provide to Executive pension, thrift, medical insurance, disability insurance plan benefits, and other fringe benefits, generally in effect for senior executive employees of the Bank and its affiliates (the "Additional Benefits"). The pension benefits provided to Bank's employees are fully described in the official plan document.

          (c) The Bank may, from time to time in Bank's sole discretion consistent with the practices generally in effect for senior executive employees of the Bank and its affiliates, pay or provide, or agree to pay or provide, Executive a bonus, stock option, or other incentive or performance based compensation. All such bonus, stock option or other incentive or performance based compensation, regardless of its nature (hereinafter called "Performance Compensation") shall not constitute Annual Salary.

          (d) The Bank shall reimburse Executive for reasonable and necessary entertainment, travel and other expenses in accordance with BOKF's standard policies in general effect for senior executive employees of BOKF's affiliates (which includes dues for lunch clubs, but does not include reimbursement for country club memberships or dues).

          (e) The Executive shall be allowed vacation, holidays, and other employee benefits not described above in accordance with the Bank's standard policy in general effect for Bank's senior executive employees; provided, however, Executive shall be entitled to vacation during the first year of this Agreement.

          (f) The Executive shall be awarded options to acquire 10,000 shares of BOKF Common Stock at the same price, and on the same terms and conditions, as options are awarded generally to Bank employees in 1997 pursuant to BOKF's 1997 Stock Option Plan. The Bank shall consider Executive for the award of options in subsequent years during the term of this Agreement on the same terms and conditions as senior executives of the Bank are considered generally.

          (g) The Executive shall be paid the special compensation ("Special Compensation") set forth in paragraph 4 below.

          (h) In the event the Bank approves a request by Executive to serve on the board of directors of another corporation and the Bank determines, in its discretion, that such service is of benefit to the Bank, Executive may accept and retain the usual and customary board compensation paid by such corporation generally to its directors; otherwise, any board compensation received by Executive shall be received by Executive for the account of the Bank and paid over to the Bank upon receipt.

          (i) Executive hereby agrees to accept the foregoing compensation in lieu of and as the sole, full and complete compensation to Executive for the performance of all duties of Executive under this Agreement and for all services rendered by Executive to the Bank or any affiliate of the Bank (including service as a member of the Board of Directors of BOKF and the Bank, or any committee thereof).

      (4) Special   Compensation.   The  Special   Compensation   shall  be  the
          compensation described in this paragraph.

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     On or before the 1st day of December, 1997, Bank shall pay to Executive the sum of Fifty Thousand Dollars ($50,000). In the event Executive is paid a bonus by McAfee & Taft in respect to 1997 (the "M&T Bonus") in excess of $25,000 (the "Excess"), Executive shall receive the first $50,000 of such Excess for the account of the Bank and, upon receipt, pay such excess over to the Bank.

      (5) Term of this Agreement. The term of this Agreement (the "Term") shall commence (the "Commencement") as of the 1st day of December, 1997 and shall terminate on the fifth anniversary date of the Commencement.

      (6) Termination of This Agreement. Notwithstanding the provisions of paragraph 5 of this Agreement, this Agreement may be terminated by the Bank for cause on the following terms and conditions:

          (a) The Bank shall be deemed to have cause to terminate Executive's employment only in one of the following events:

               (i) The Executive shall, after one prior written notice, willfully fail to substantially perform his obligations under this Agreement (it being understood that any such failure resulting from Executive's incapacity due to physical or mental illness shall not be deemed willful);

               (ii) Any act which is intended by Executive to materially  injure the Bank;

               (iii) Any criminal act involving moral turpitude;

               (iv) Any dishonest or fraudulent act; or,

               (v) Any refusal to obey written orders or instructions of the Board of Directors of the Bank, after one prior written notice, unless such instructions would require Executive to commit an illegal act, which could subject Executive to personal liability, would require Executive to violate the terms of this Agreement, or would otherwise be inconsistent with the duties of an officer of a national banking association.

          (b) The Bank shall be deemed to have cause to terminate Executive's employment only when a majority of the members of the Board of Directors of the Bank finds that, in the good faith opinion of such majority, the Executive committed any of the acts set forth in clauses (i) through (vi) of the preceding subparagraph, such finding to have been made after at least ten (10) business days' notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before such majority. The determination of such majority, made as set forth above, shall be binding upon the Bank, BOKF, and the Executive, absent bad faith or willful misconduct.

          (c) The effective date of a termination for cause shall be the date of the action of such majority finding the termination was with cause. In the event the Bank terminates this Agreement for cause,
               (i) the Bank shall pay  Executive  the  Executive's  then  Annual
               Salary through, but not beyond, the effective date of the termination and (ii) the Executive shall receive those benefits accrued through but not beyond the effective date of such termination which are thereafter payable under the terms and provisions of benefit plans then in effect in accordance with paragraph 3 above.

          (a) The Bank may terminate Executive's services under this Agreement; provided, however, the Executive shall continue to receive the Annual Salary and the Additional Benefits for the term of this Agreement reduced only by any compensation actually received for work performed during the term of this Agreement (determined on a cash basis for each year of this Agreement).

     (8) Death of Executive. In the event of Executive's death during the term of this Agreement, this Agreement shall terminate and his estate, legal representatives, or named beneficiaries (as set forth in a writing by Executive delivered to the Bank prior to death) (i) shall be paid Executive's Annual Salary for a period of three (3) months following the date of Executive's death and (ii) shall receive those benefits which are accrued through the date three (3) months after the date of Executive's death and which are thereafter payable under the terms and provisions of the benefit plans then in effect in accordance with paragraph 3 above.

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     (9)  Provisions  Respecting  Illness.  In the event  Executive is unable to perform his duties under this Agreement on a full-time basis for a period of six (6) consecutive months by reason of illness or other physical or mental disability, and at or before the end of such period, Executive does not return to work on a full-time basis, the Bank may terminate this Agreement without further or additional compensation being due the Executive from the Bank except annual salary and benefits accrued through the date of such termination under benefit plans then in effect in accordance with paragraph 3 above.

     (10) Continuation of Certain Existing Legal Engagements. Bank acknowledges that Executive desires to complete certain limited legal engagements, not exceeding two or three in number. Executive has advised Bank that, in the conduct of such engagements, Executive does not and would not, have a conflict of interest with the Bank. Bank agrees that Executive may conclude such engagements. Executive agrees that he shall conclude such engagements as rapidly as possible and that such engagements shall not materially or adversely affect the performance of his duties and responsibilities under this Agreement. To the extent such engagements require the Executive to expend in excess of ten days which would otherwise be expended on the business and affairs of the Bank and the Executive receives compensation therefore, the Bank shall receive a credit to the Annual Salary.

     (11) Executive's Assistant. Bank shall employ Executive's present administrative assistant at her existing salary level subject to all other terms and conditions of employment generally applicable to Bank employees, including provisions respecting employment at will and termination. Executive's Administrative Assistant shall be entitled to take vacation during the first year of this Agreement giving her credit for 22 years of service.

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     (12) Miscellaneous Provisions. The following miscellaneous provisions shall apply to this Agreement:

          (a) All notices or advices required or permitted to be given by or pursuant to this Agreement, shall be given in writing. All such notices and advices shall be (i) delivered personally,
               (ii) delivered by facsimile or delivered by U.S. Registered or Certified Mail, Return Receipt Requested mail, or (iii) delivered for overnight delivery by a nationally recognized overnight courier service. Such notices and advices shall be deemed to have been given (i) the first business day following the date of delivery if delivered personally or by facsimile, (ii) on the third business day following the date of mailing if mailed by U.S. Registered or Certified Mail, Return Receipt Requested, or
               (iii) on the date of receipt if delivered for overnight delivery by a nationally recognized overnight courier service. All such notices and advices and all other communications related to this Agreement shall be given as follows: If to the Bank: BOK
               Financial  Corporation  P.O. Box 2300 Tulsa, OK 74192  Attention:
               Stanley A. Lybarger Telecopy No.: (918) 588-6888

                      With a Copy to:       Frederic Dorwart
                                            Old City Hall
                                            124 East Fourth Street
                                            Tulsa, OK 74103-5010
                                            Telecopy No.: (918) 583-8251

                      If to Executive:      V. Burns Hargis, Esq.
                                            1800 Devonshire
                                            Oklahoma City, OK 73116
                                            405-842-6327

               or to such other address as the party may have furnished to the other parties in accordance herewith, except that notice of change of addresses shall be effective only upon receipt.

          (a) This Agreement is made and executed in Tulsa County, Oklahoma, and all actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to or from this Agreement, shall be litigated in courts having situs in Tulsa County, Oklahoma.

          (b) This Agreement shall be subject to, and interpreted by and in accordance with, the laws (excluding conflict of law provisions) of the State of Oklahoma.

          (c) This Agreement is the entire Agreement of the parties respecting the subject matter hereof. There are no other agreements, representations or warranties, whether oral or written, respecting the subject matter hereof, except as stated in this Agreement.

          (d) This Agreement, and all the provisions of this Agreement, shall be deemed drafted by all of the parties hereto.

          (e) This Agreement shall not be interpreted strictly for or against any party, but solely in accordance with the fair meaning of the provisions hereof to effectuate the purposes and interest of this Agreement.

          (f) Each party hereto has entered into this Agreement based solely upon the agreements, representations and warranties expressly set forth herein and upon his own knowledge and investigation.
               Neither party has relied upon any representation or warranty of any other party hereto except any such representations or warranties as are expressly set forth herein.

          (g) Each of the persons signing below on behalf of a party hereto represents and warrants that he or she has full requisite power and authority to execute and deliver this Agreement on behalf of the parties for whom he or she is signing and to bind such party to the terms and conditions of this Agreement.

          (h) This Agreement may be executed in counterparts, each of which shall be deemed an original. This Agreement shall become effective only when all of the parties hereto shall have executed the original or counterpart hereof. This Agreement may be executed and delivered by a facsimile transmission of a counterpart signature page hereof.

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          (i)  In  any  action   brought  by  a  party  hereto  to  enforce  the
               obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

          (j) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

          (k) This is not a third party beneficiary contract, provided, however, each affiliate of BOKF shall be a third party beneficiary of this Agreement. No person or entity other than a party signing this Agreement and those designated as a third party beneficiary herein shall have any rights under this Agreement.

          (l) This Agreement may be amended or modified only in a writing which specifically references this Agreement.


          (m) A party to this Agreement may decide or fail to require full or timely performance of any obligation arising under this Agreement. The decision or failure of a party hereto to require full or timely performance of any obligation arising under this Agreement (whether on a single occasion or on multiple occasions) shall not be deemed a waiver of any such obligation. No such decisions or failures shall give rise to any claim of estoppel, laches, course of dealing, amendment of this Agreement by course of dealing, or other defense of any nature to any obligation arising hereunder.

          (n) In the event any provision of this Agreement, or the application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, or unenforceable to any extent for any reason, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

               Dated and effective the date first set forth above. Bank of Oklahoma, National Association

                                            By /s/ Stanley A. Lybarger


                                            BOK Financial Corporation

                                            BY /s/ Stanley A. Lybarger

                                            /s/ V. Burns Hargis
                                            V. Burns Hargis